                                                                    EXHIBIT 10.4


                               SECOND AMENDMENT TO
                        LOAN AGREEMENT AND LOAN DOCUMENTS


         THIS SECOND AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS
(the "Second Amendment") dated as of the ___ day of February, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and between MULTICOM PUBLISHING, INC., a Washington corporation ("Borrower"), and SIRROM INVESTMENTS, INC., a Tennessee corporation and assignee of SIRROM CAPITAL CORPORATION ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Sirrom Capital Corporation has previously made a term loan to Borrower in the original principal amount of Three Million and No/100ths Dollars ($3,000,000.00) (the "Loan") on the terms and conditions set forth in that certain Loan Agreement dated March 29, 1996, by and between Lender and Borrower (as now or hereafter amended, the "Loan Agreement"); capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement; and

         WHEREAS, pursuant to that certain First Amendment to Loan Agreement and Loan Documents (the "First Amendment") dated February 7, 1997 between Borrower and Lender, Borrower reduced the principal outstanding balance of the Loan by converting $750,000 of the Loan into 150,000 shares of preferred stock pursuant to the terms of that certain Series A Preferred Stock Purchase Agreement dated February 7, 1997 by and between Borrower and Lender; and

         WHEREAS, the Loan is further evidenced and secured by certain agreements, documents and instruments as more particularly described in the Loan Agreement and defined therein as the "Loan Documents"; and

         WHEREAS, Sirrom Capital Corporation has assigned all of its right, title and interest in the Loan and the Loan Documents to Sirrom Investments, Inc.; and

         WHEREAS, Borrower desires to further reduce the principal outstanding balance of the Loan by converting an additional $425,000 of the Loan into 85,000 shares of preferred stock to be issued by Borrower to Lender pursuant to the terms and conditions stated in that certain Series A Preferred Stock Purchase Agreement (II) dated even date herewith; and

         WHEREAS, this Second Amendment shall amend the Loan Documents.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. The second sentence of Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                 "The original principal amount of the Loan is hereby reduced from $3,000,000 to $1,825,000 and shall be evidenced by a second amended and restated Secured Promissory Note in the original principal amount of $1,825,000, substantially in the form of Exhibit A attached hereto and incorporated herein by reference (the "Note"), dated as of the date hereof, executed by Borrower, in favor of Lender."

        2. The obligations of Borrower in connection with and/or relating to this Second Amendment are further evidenced and/or secured by the Loan Documents.

        3. Borrower hereby represents and warrants to Lender that all of the representations made in Section 2.1 of the Loan Agreement are true and correct as of the date hereof, except as modified or supplemented by Schedule A attached hereto and incorporated herein by this reference.

        4. The obligation of Lender to consummate the transactions described herein on the date hereof is subject to Borrower's delivery to Lender of each of the following:

                (a) a Second Amended and Restated Secured Promissory Note executed by Borrower, substantially in the form of Exhibit A attached hereto;

                (b) a stock purchase warrant executed by Borrower, substantially in the form of Exhibit B attached hereto;

                (c) a Series A Preferred Stock Purchase Agreement (II) executed by Borrower, substantially in the form of Exhibit C attached hereto;

                (d) within ten (10) days after the date hereof, an opinion of Borrower's counsel, of even date herewith, in form and substance acceptable to Lender's counsel, Chambliss & Bahner, PLLC;

                (e) within ten (10) days after the date hereof, waivers and consents to the transactions described herein and the private placement of Borrower's common stock, as described in subparagraph 4(a) above from the following persons or entities:

                        (i)     Cupertino National Bank & Trust;

                        (ii)    Meredith Corporation;

                        (iii)   William H. Luden, III;

                        (iv)    Hendrik N. Vanderlip and Vanderlip Investors;
        and

                        (v)     Paul Attard and Tamara L. Attard.

        5. The terms "Loan Document" and "Loan Documents" as defined in the Loan Agreement are amended to include this Second Amendment.

        6.      Borrower hereby acknowledges that

                (a) the Loan Documents have been assigned to Sirrom Investments, Inc., a wholly owned subsidiary of Sirrom Capital Corporation;

                (b) all references to Sirrom Capital Corporation in the Loan Documents shall hereinafter refer to and include Sirrom Investments, Inc.; and

                (c) Sirrom Investments, Inc. shall be entitled to all of the rights of Sirrom Capital Corporation under the Loan Documents.

        7. Except as modified and amended hereby, the Loan Documents shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment, or have caused this Second Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BORROWER:                            LENDER:

MULTICOM PUBLISHING, INC.            SIRROM INVESTMENTS, INC., a
a Washington corporation                      Tennessee corporation and
                                     Assignee of Sirrom Capital
                                     Corporation


By:______________________________             By:______________________________
Title:___________________________             Title:___________________________

                                   SCHEDULE A

                       Modifications of and Supplements to
                         Representations and Warranties

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, WITHOUT A VIEW TO RESALE OR DISTRIBUTION AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, MADE SUBJECT TO A SECURITY INTEREST, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.

THIS NOTE IS SUBORDINATE TO CERTAIN INDEBTEDNESS OF MAKER TO CUPERTINO NATIONAL BANK & TRUST AND MEREDITH CORPORATION PURSUANT TO THOSE CERTAIN INTERCREDITOR ESTOPPEL AGREEMENTS OF EVEN DATE HEREWITH, RESPECTIVELY.


               SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE


$1,825,000                                                 February ____, 1997

         FOR VALUE RECEIVED, the undersigned, MULTICOM PUBLISHING, INC., a Washington corporation ("Maker"), promises to pay to the order of SIRROM INVESTMENTS, INC., a Tennessee corporation and assignee of SIRROM CAPITAL CORPORATION ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at First American Trust Company, Custody Department, 800 First American Center, Nashville, Tennessee 37237, Attn: Jeff Eubanks, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of ONE MILLION EIGHT HUNDRED TWENTY-FIVE THOUSAND AND NO/100THS DOLLARS ($1,825,000), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen percent (13%) per annum (computed on the basis of a 360-day year); provided, however, that Holder may charge and receive interest upon any renewal or extension hereof at the greater of (i) the rate set out above, or (ii) any rate agreed to by the undersigned that is not in excess of the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate") at the time of such renewal or extension.

         Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of March, 1997, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until March 29, 2001 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured within five (5) days; or in the event that any default or event of default shall occur under that certain Loan Agreement dated March 29, 1996, between Maker and Sirrom Capital Corporation (as may be amended from time to time, the "Loan Agreement"), which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or should any default by Maker be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the Maximum Rate in effect from time to time, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All default interest shall be paid on the first day of the month immediately following the curing of any such default.

         In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         This Note evidences an amendment and restatement of that certain amended and restated secured promissory note in the principal amount of $2,250,000 made and executed by Maker payable to the order of Sirrom Investments, Inc., assignee of Sirrom Capital Corporation which further evidences an amendment and restatement of that certain secured promissory note dated March 29, 1996, in the original principal amount of $3,000,000, made and executed by Maker payable to the order of Sirrom Capital Corporation. Accordingly, the indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee as more specifically described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                   MAKER:

                                   MULTICOM PUBLISHING, INC., a Washington
                                   corporation

                                   By:
                                      -------------------------------
                                   Title:
                                         ----------------------------

                             STOCK PURCHASE WARRANT

         This Warrant is issued this _____ day of February, 1997, by MULTICOM PUBLISHING, INC., a Washington corporation (the "Company"), to SIRROM INVESTMENTS, INC., a Tennessee corporation and assignee of SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM INVESTMENTS, INC. and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").


                                   AGREEMENT:

        1. ISSUANCE OF WARRANT; TERM. For and in consideration of SIRROM INVESTMENTS, INC. converting $1,175,000 of the original principal amount of a $3,000,000 secured Promissory Note into equity in the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company grants to Holder the right to purchase 844,354 shares (the "Shares") of the Company's common stock (the "Common Stock"), which the Company represents to equal 15.0% of the shares of capital stock of the Company outstanding on the date hereof, calculated on a fully diluted basis after exercise ("Base Amount"); provided, however, that this Warrant shall not be effective or exercisable until and unless (i) the Company loses its listing on the NASDAQ Small Cap Market or (ii) the capital and surplus of the Company is less than $1,000,000 for any fiscal quarter. For purposes of this Warrant, the term "capital and surplus" shall have the meaning given such term by the NASDAQ Marketplace Rules, Series 4300 and 4400 pertaining to minimum net worth requirements of NASDAQ Small Cap companies.

        2. EXERCISE PRICE. The exercise price ("Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be $.01.

        3. EXERCISE. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Hundred (100) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address: 1100 Olive Way, Suite 1250, Seattle, Washington 98101 or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price or (iii) by the surrender of a portion of this Warrant having a fair market value equal to the aggregate Exercise Price. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

        4. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

        (a) Neither this Warrant nor the Shares have been registered under the Securities Act or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Bass, Berry & Sims is acceptable counsel). Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

                THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

        (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

        (c) In the event that the Company sells shares of the Company's capital stock (other than currently outstanding options) at a price below the fair market value of such shares, the number of shares of Common Stock issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares then issuable pursuant to this Warrant prior to such sale by a fraction, the numerator of which shall be the product of (x) the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, multiplied by (y) the fair market value immediately prior to such issuance or sale and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the fair market value immediately prior to such issuance or sale, plus (ii) the aggregate amount of the consideration received by the Company upon such issuance or sale (as illustrated on Schedule I hereto). The rights granted to Holder under this Section shall not apply to any sale of the Company's capital stock after the Company has completed bona fide offerings (public or private) with gross proceeds to the Company from all such offerings equal to or greater than $15,000,000.

        5. TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof, this Warrant (or the shares) may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer; provided however, that if Holder elects to transfer this Warrant to any person or entity other than an affiliate of Holder, such transfer shall be subject to rights of first refusal in favor of the Company and its shareholders, as more particularly set forth in this Section. Prior to any proposed transfer by Holder of any of the Warrant, Holder shall give the Company written notice (a "Sales Notice") of its intention to transfer. The Sales Notice shall contain all of the transfer terms, including, but not limited to, the name(s) and address(es) of the prospective transferees, the purchase price and the other terms and conditions of payment (or the purchase price or basis for determining the same and other terms and conditions), the date on or about the transfer of the Warrant is to occur, and the portion of the Warrant to be transferred. Within fifteen (15) days after delivery of a Sales Notice to the Company, the Company shall notify Holder whether it elects to purchase the Warrant. If the Company does not elect to purchase the Warrant, the Company shall promptly send to each of its shareholders of record on such date (i) a copy of the Sales Notice and (ii) a pro rata allocation of the Warrant that each such shareholder may purchase. Each shareholder, during the fifteen (15) day period commencing on the day the Company delivers the Sales Notice to such shareholder, shall notify the Company whether it (x) elects to purchase its pro rata allocation of the Warrant and (y) desires to purchase a specified number of additional remaining portion of the Warrant, if any, not purchased by other shareholders). After such fifteen (15) day period, if the Company does not receive any or all notices and/or any shareholder does not elect to purchase its pro rata allocation of the Warrant, then the Company shall promptly notify each shareholder that has indicated a desire to purchase additional remaining portion of the Warrant, and each such shareholder shall have the obligation to purchase its pro rata allocation of such remaining portion of the Warrant if such shareholders have indicated a desire to purchase in the aggregate of such remaining portion of the Warrant at least equal to the total remaining portion of the Warrant. Within ten (10) days after delivery of such notice, the Company shall notify each shareholder obligated to purchase its pro rata allocation of the remaining portion of the Warrant which it is obligated to purchase. Payment for the Warrant shall be by check, or wire transfer, against delivery of the Warrant. The Company and each shareholder shall have the right to pay Holder the fair market value (as determined in good faith by the Board of Directors of the Company) of any non-cash consideration offered by Holder for the Warrant. To effect a transfer of the Warrant to the Company, the Company shall tender payment to Holder, who shall concurrently deliver the duly endorsed Warrant to the Company. To effect a transfer of the Warrant to shareholders (a) the Company shall provide Holder with a list of the purchasing shareholders, their respective allocations of the Warrant to be transferred, and their respective payment amounts for such shares (the "List"), (b) the Company and Holder shall enter into an escrow arrangement,
(c) the Company shall place the List into escrow and notify each shareholder of the escrow arrangement and its respective allocation of the Warrant and payment amount, (d) Holder shall place the duly endorsed Warrant to be transferred into escrow, and (e) the shareholders' shall deposit into escrow their respective payment amounts. Upon the occurrence of such events, the escrow agent shall effect the transfer, subject to the satisfaction any additional instructions or conditions from the parties to the escrow. If the Company and the shareholders fail to give notice to tile Holder that they, in the aggregate, agree to purchase all of the Warrant described in the Sales Notice within the applicable period, then Holder may, during the ninety (90) days following the end of the shareholders' second fifteen (15) day purchase period, transfer the Warrant to the person or entity (or to the representative thereof) described in such Sales Notice at a price and upon terms and conditions no more favorable in any material respect to such person or entity as those set forth in such Sales Notice. If Holder has not sold such the Warrant or entered into an agreement to transfer such Warrant (if the sale of the Warrant shall be closed within thirty
(30) days of such agreement) within such ninety (90) day period, Holder shall not thereafter transfer any of the Warrant without first offering such securities to each of the Company and its shareholders in the manner provided above. The Company's or its shareholder's exercise or nonexercise of the right of first refusal hereunder in connection with one or more transfers of the Warrant shall not adversely effect such party's first refusal rights in connection with subsequent transfers of the Warrant. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of warrants or shares under this Section. The rights under this Section shall survive the exercise of the Warrant.

        6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING; PREEMPTIVE RIGHTS; PREFERENCE RIGHTS. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering. The Company hereby grants preemptive rights to Holder(s) and for purposes of such rights all shares of Common Stock that are subject to this Warrant are deemed outstanding. The Company shall not issue any securities which entitle the holder thereof to obtain any preference over holders of Common Stock upon the dissolution, liquidation, winding-up, sale, merger, or reorganization of the Company without the prior written consent of the Holder.

        7. OBSERVATION RIGHTS. The Holder of this Warrant shall (a) receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity, (b) receive copies of all notices, packages and documents provided to members of the Company's Board of Directors for each board of directors meeting, and (c) receive copies of all actions taken by written consent by the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full.

        8.      ADJUSTMENT UPON CHANGES IN STOCK.

        (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

        (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), th e Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

        9.      REGISTRATION.

        The Company and the Holder(s) agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to any of its capital stock on a form suitable for a secondary offering either for its own account or the account of a security holder or holders exercising their respective demand registration rights, the Holder(s) shall be entitled to the same registration rights (on a fully diluted pro rata basis) of the "Purchaser" as defined and set forth in Article VII (excluding Sections 7.1 and 7.10) of that certain Stock Purchase Agreement dated as of June 4, 1994, by and among the Company, Tamara L. Attard and Meredith Corporation (a copy of said
Article VII is attached hereto as Schedule II).

        10. CERTAIN NOTICES. In case at any time the Company shall propose to:

        (a)     declare any cash dividend upon its Common Stock;

        (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

        (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

        (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or

        (e) voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company;

then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

        11.     RIGHTS OF CO-SALE.

        The Holder(s) shall be entitled to the same "co-sale" rights of the "Vanderlip Investors" as defined and set forth in Section 6 of that certain Stock Restriction Agreement dated as of August 27, 1993, by and among the Company, Tamara Attard, Paul Attard, Henrik N. Vanderlip, and John Zeiler, and the Shares shall be treated "Investor Shares" for purposes of such Section 6 (a copy of said Section 6 is attached hereto as Schedule III).

        12.     STOCK OPTION PLAN.

        Notwithstanding anything contained herein to the contrary, prior to an IPO, the Company may establish and issue employee stock options and issue shares of the Company's capital stock in connection therewith without making any anti-dilution adjustments for the Holder(s) under the anti-dilution provision hereof; provided, however, that (i) after the date hereof, the Company shall not establish and issue employee stock options for shares of the Company's capital stock in an amount greater than ten percent (10%) of the Company's capital stock issued and outstanding as of the date hereof and (ii) all employee stock options granted after the date hereof shall have an exercise price of $4.85 or greater (subject to adjustment for any stock split, stock dividend, recapitalization, combination of shares of the Company or other similar change in stock).

        13.     GOVERNING LAW.

        This warrant shall be governed by the laws of the State of Tennessee applicable to agreements made entirely within the State.

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                            MULTICOM PUBLISHING, INC., a Washington
                            corporation


                            By:_______________________________________
                            Title:____________________________________


                            SIRROM INVESTMENTS, INC., a Tennessee
                            corporation and Assignee of Sirrom Capital
                            Corporation


                            By:_______________________________________
                            Title:____________________________________


The undersigned shareholders of the Company join in the execution of this Warrant to acknowledge and agree to the terms of Sections 9 and 11 hereof.


                                     -------------------------------------
                                     Tamara Attard


                                     -------------------------------------
                                     Paul Attard

                                   SCHEDULE I

                     ILLUSTRATION OF ANTI-DILUTION PROVISION


                                  Assumptions:

Outstanding Common Stock:                   100,000 Shares
(fully diluted)

Fair Market Value per share:                $10

New Issuance:                               20,000 Shares

New Issue Price (all in)                    $8

Debt Warrant:                               10,000 Shares

FMV of Warrant Shares:                      $100,000 ($10 x 10,000 shares)

Formula:

         10,000  x         (120,000 x $10)
                    ----------------------------------
                     (100,000 x $10)  +  (20,000 x $8)

         10,000  x   1,200,000
                     ---------
                     1,160,000



         10,000  x  1.0345

Adjusted No. of Warrant Shares:             10,344.83

Percentage of Outstanding:          10,344.83  =  0.0862
                                             120,000

FMV of Adj. Warrant Shares:                 .0862  x  1,160,000  =  $100,000